UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2023, OptiNose, Inc. (the “Company”) issued a press release reiterating it’s previous financial guidance:

•XHANCE net revenues for the full year of 2022 are expected to be between $74 and $78 million;

•average XHANCE net revenue per prescription for the full year of 2022 is expected to be approximately $220; and

•total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for the full year of 2022 are expected to be between $127 - $131 million, of which the Company expects stock-based compensation to be approximately $9 million.

This financial information is preliminary, subject to change, and has not been reviewed by the Company’s independent registered public accounting firm.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any Company filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2023, Peter K. Miller stepped down as Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”) and the Board appointed Dr. Ramy A. Mahmoud as Chief Executive Officer and as a member of the Board, in each case, effective as January 30, 2023. Dr. Mahmoud was appointed as a Class I director to the Board to fill the vacancy created by Mr. Miller stepping down, to serve until the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, removal, or resignation. A copy of the press release announcing this CEO transition is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Dr. Mahmoud, age 58, has served as the Company’s President and Chief Operating Officer since 2010. Dr. Mahmoud has led both the commercial and R&D functions during his tenure at Optinose. Prior to joining the Company, Dr. Mahmoud spent 14 years at Johnson & Johnson where he was Chief Medical Officer and a member of the Global Management Board of the Ethicon group of companies. He also held senior roles in the Pharmaceutical sector, serving on the management board of several operating companies and leading a range of functions in both R&D and commercial organizations. Dr. Mahmoud participated in the development, launch and/or commercialization of dozens of pharmaceutical and medical device products spanning multiple therapeutic categories. Dr. Mahmoud also served for 10 years on active duty in the U.S. Army and an additional 10 years in the Army Reserves, achieving the rank of Lieutenant Colonel and heading the Department of Epidemiology at the Walter Reed Army Institute of Research. He has published more than 80 peer-reviewed papers and textbook chapters, and has served as a scientific reviewer for a number of journals and textbooks. Dr. Mahmoud earned a Master of Healthcare Management and Policy degree from the Harvard School of Public Health and an M.D. from the University of Miami.

There are no arrangements or understandings between Dr. Mahmoud and any other person pursuant to which Dr. Mahmoud was appointed as Chief Executive Officer and as a member of the Board. There are no relationships or transactions in which Dr. Mahmoud has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Effective as of January 30, 2023, Anthony Krick, the Company’s VP and Chief Accounting Officer, will assume the responsibilities of the principal financial officer on an interim basis.

Mahmoud Amended and Restated Employment Agreement

In connection with his appointment as the Company’s Chief Executive Officer, the Company and Dr. Mahmoud entered into an Amended and Restated Employment Agreement, dated January 30, 2023 (the “Mahmoud Amended and Restated Employment Agreement”). The Mahmoud Amended and Restated Employment Agreement amends and restates Dr. Mahmoud’s prior employment agreement to:

•reflect his new role as Chief Executive Officer and as a member of the Board;

•provide that the Board shall cause Dr. Mahmoud to be nominated to stand for re-election to the Board at future meetings of the stockholders of the Company, subject to certain specified exceptions;

•increase his base salary to $660,000 per year and increase his target discretionary annual performance-based cash bonus to 65% of his base salary;

•provide for (i) a non-qualified stock option grant to purchase up to 549,202 shares of the Company’s common stock at a per share purchase price equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on January 30, 2023 (the date of grant). The non-qualified stock option will vest over four years, with 25% of the options vesting on the first anniversary of the grant date and the remainder vesting in thirty-six (36) equal monthly installments thereafter. The vesting of options is subject to Dr. Mahmoud’s continuous service with the Company through each such vesting date, and (ii) a grant of 366,135 restricted stock units, 25% of which will vest on the first anniversary of the grant date and the remainder vesting in twelve (12) equal quarterly installments thereafter; provided that, in the event XHANCE® is approved by the U.S. FDA for commercialization for the treatment of chronic rhinosinusitis or a substantially similar indication in the U.S., then any unvested restricted stock units shall become fully-vested on the four month anniversary of such approval, subject to Dr. Mahmoud’s continued service through such date. The non-qualified stock option grant and the restricted stock unit grant are being made to Dr. Mahmoud in lieu of annual equity grant in 2023 and are being made pursuant to the OptiNose, Inc. 2010 Stock Incentive Plan, as amended and restated (the "2010 Plan") and are subject to the terms and conditions specified in the 2010 Plan, the Form of Non-Qualified Stock Option Agreement and the Form of Restricted Stock Unit Agreement previously filed by the Company with the SEC.

•increase the severance benefits that Dr. Mahmoud shall be entitled to receive if his employment is terminated by the Company without Cause or by Dr. Mahmoud for Good Reason within three (3) months prior to a Change of Control or eighteen (18) months after a Change of Control (as such capitalized terms are as defined in the Mahmoud Amended and Restated Employment Agreement), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants and other terms set forth in the Amended and Restated Employment Agreement to: (i) an amount equal to 200% of the sum of his annual base salary and target bonus at the rate in effect on his date of termination, (ii) payment of a pro-rata bonus for the year in which such employment termination occurs; (iii) a lump sum payment to Dr. Mahmoud equivalent to the value of 6 months of additional health insurance coverage for him and his eligible dependents, such payment to be made following the expiration of the 18-month period during which the Company shall pay for Dr. Mahmoud’s and his eligible dependents to continue to be covered under the Company’s health insurance plan through COBRA; and (iv) all of Dr. Mahmoud's then-outstanding equity awards granted to him by the Company will become immediately vested.

•modify the binding arbitration provisions contained in the agreement.

Except as noted above, all other provisions contained in Dr. Mahmoud’s prior employment agreement are restated, without substantial change, in the Mahmoud Amended and his Amended Agreement.

The foregoing is a summary description of certain terms of the Mahmoud Amended and Restated Employment Agreement, Non-Qualified Stock Option Agreement and Restricted Stock Unit Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Mahmoud Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Miller Agreements

In connection with Mr. Miller stepping down as Chief Executive Officer and as a member of the Board, the Company and Mr. Miller have mutually agreed that Mr. Miller’s employment will terminate as of January 31, 2023. Subject to Mr. Miller’s execution and non-revocation of a Separation Agreement and General Release in the form attached as Exhibit 10.2 to this Current Report on Form 8-K, he will be eligible to receive (i) a payment equal to twelve (12) months of his base salary and target bonus, such payment to be made in twenty-four (24) substantially equivalent semi-monthly installments and (ii) twelve (12) months of continued coverage under the Company’s group health insurance plan through COBRA at active employee rates. In addition, the Company and Mr. Miller entered into a Consulting Agreement, dated January 30, 2023 (the “Miller Consulting Agreement”) pursuant to which Mr. Miller will provide certain transition and other services to the Company. The Miller Consulting Agreement has a term of 6 months and provides that (i) Mr. Miller will receive a monthly retainer of $10,000, (ii) Mr. Miller’s outstanding equity grants will continue to vest during the term of the agreement and shall remain exercisable until December 31, 2023, and (iii) Mr. Miller may not solicit employees, customers or suppliers of the Company during the term of the agreement and for a period of 1 year following its termination.

The foregoing is a summary description of certain terms of the Miller Separation Agreement and the Miller Consulting Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Miller Separation Agreement and the Miller Consulting Agreement, copies of which are attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and each are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated January 30, 2023, between OptiNose US, Inc. and Ramy A. Mahmoud
10.2	Form of Separation Agreement and General Release
10.3	Consulting Agreement, dated January 30, 2023, between Peter K. Miller and OptiNose US, Inc.
99.1	Press Release issued by OptiNose, Inc., dated January 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Michael F. Marino
Michael F. Marino
Chief Legal Officer
January 31, 2023